UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2018, GEE Group Inc. (the “Company”) (NYSE MKT: JOB) held its 2018 Annual Meeting of stockholders (the “Annual Meeting”). The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
(1) Mr. Derek E. Dewan	5,167,332	37,271	4,124,907
(2) Dr. Arthur B. Laffer	4,467,771	736,832	4,124,907
(3) Mr. Ronald R. Smith	5,167,633	36,970	4,124,907
(4) Mr. Peter J. Tanous	4,503,752	700,851	4,124,907
(5) Mr. William M. Isaac	5,167,733	36,870	4,124,907
(6) Mr. George A. Bajalia	5,167,233	37,370	4,124,907
(7) Ms. Darla D. Moore	5,167,786	36,817	4,124,907

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018. The voting results were as follows:

For	Against	Abstentions	Broker Non-Vote

9,263,150	15,512	50,848	-0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: September 25, 2018	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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